As filed with the Securities and Exchange Commission on March 16, 2004.
                                                                   File No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 --------------


                             U.S. HOME & GARDEN INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                 77-0262908
------------------------------------------  ------------------------------------
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

 655 MONTGOMERY STREET, SAN FRANCISCO, CA                    94111
------------------------------------------  ------------------------------------
 (Address of principal executive offices)                 (Zip Code)


     1991 STOCK OPTION PLAN, 1995 STOCK OPTION PLAN; 1997 STOCK OPTION PLAN;
                 1999 STOCK OPTION PLAN, NON-EMPLOYEE DIRECTOR
  STOCK OPTION PLAN; CERTAIN NON-PLAN OPTIONS, WARRANTS AND COMMON STOCK GRANT
--------------------------------------------------------------------------------
                            (Full title of the plan)


                 MR. ROBERT KASSEL, CHAIRMAN AND CHIEF EXECUTIVE
             OFFICER U.S. HOME & GARDEN INC., 655 MONTGOMERY STREET,
                             SAN FRANCISCO, CA 94111
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (415) 616-8111
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)
                                    Copy to:
                             Robert J. Mittman, Esq.
                                 Blank Rome LLP
                              405 Lexington Avenue
                            New York, New York 10174

                                              CALCULATION OF REGISTRATION FEE

                                                                                          Proposed
                                                                     Proposed              Maximum
                                                                      Maximum             Aggregate           Amount of
Title of each class of                       Amount to be     Aggregate Offering Price     Offering         Registration
Securities to be Registered                   Registered           Per Share (1)          Price(1)               Fee
-------------------------                    ------------         ---------------         ---------          ------------
Common Stock, par value                        485,000                  $1.23              $596,550             $75.60
$.001 per share                              shares(2)(4)(5)

Common Stock, par value                     5,789,493 shares                                                      (3)
$.001 per share                                (3)(4)(5)

----------------------

(1) Estimated solely for the purpose of calculating the registration fee. Calculated pursuant to Rule 457 under the Securities Act of 1933, as amended, based upon, as to the outstanding non-plan options to purchase shares of common stock the exercise price thereof, and as to shares to be issued to an officer of U.S. Home & Garden Inc. (the "Registrant"), upon the average of the high and low sales price of the common stock of the Registrant as reported on March 11, 2004.

(2) Represents shares of the Registrant's common stock issuable upon non-plan options granted to a director of the Registrant and shares of common stock to be issued to an employee of the Registrant for compensatory purposes.

(3) Represents shares of the Registrant's common stock issuable (i) upon exercise of options granted under the Registrant's 1991 Stock Option Plan, as amended; (ii) upon exercise of options granted or eligible for future grant under the Registrant's 1995 Stock Option Plan, 1997 Stock Option Plan, 1999 Stock Option Plan and Non-Employee Director Stock Option Plan and (iii) upon exercise of certain non-plan options and warrants issuable upon exercise of certain of the non-plan options. These shares were previously registered under, and are being carried forward from the Registrant's previous Registration Statements on Form S-8, File Nos. 33-55020; 33-71978; 333-41332 and 333-44459. Pursuant to Rule 429 of the
     Securities Act of 1933, no additional registration fee is being paid for these shares. In connection with the Registrant's prior registration statements on Form S-8 (File Nos. 33-55020; 33-71978; 333-41332 and
     333-44459) it paid aggregate registration fees of $ 6,547.18.

(4) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares of the Registrant's common stock that may be issued pursuant to the anti-dilution provisions of the Registrant's Stock Option Plans and non-plan options and warrants referred to in footnotes (2) and (3) above and pursuant to any common stock splits or dividends.

(5) Includes preferred share purchase rights. Prior to the occurrence of certain events the preferred share purchase rights will not be evidenced separately from the Registrant's common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item  1. Plan Information.*
         ----------------

Item  2. Registrant Information and Employee Plan Annual Information*
         ------------------------------------------------------------

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

(1)   The  Registrant's  Annual  Report on Form 10-K for the year ended June 30,
      2003;

(2) The Registrant's current report on Form 8-K for the event dated October 29, 2003;

(3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003;

(4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003;

(5) The description of the Registrant's common stock, par value $.001 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission March 4, 1992 and any amendments thereto and description of the attendant Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 7, 1999 and any amendments thereto; and

(6) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The legality of the Common Stock offered hereby will be passed upon for the registrant by the law firm of Blank Rome LLP. Certain partners of Blank Rome LLP beneficially owns shares of the Registrant's common stock and options and/or warrants to purchase shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Sections 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

         Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

         Article Ninth of the  Registrant's  Certificate  of  Incorporation  and
Article XVIII of the Registrant's By-laws provide that all persons who the Registrant is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Registrant to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         Article Tenth of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.
         --------

Exhibit No.                Description
----------                 -----------

         5        Opinion of Blank Rome  LLP.

         23.1     Consent of BDO Seidman,  LLP.

         23.2     Consent of Blank Rome LLP (included in Exhibit 5).

         24.1     Powers of Attorney (included on the signature page).


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendments thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York, on the 15th day of March 2004.

                             U.S. HOME & GARDEN INC.

                             By: /s/ Robert Kassel
                                 -------------------------------
                                     Robert Kassel,
                                     Chief Executive Officer

         Each person whose signature appears below authorizes each of Robert Kassel and David Harper or either of them as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the dates stated.

Signature                                  Title                     Date
---------                                  -----                     ----

/s/ Robert Kassel          Chief Executive Officer, President,    March 15, 2004
-------------------------- Treasurer and Secretary and Director
Robert Kassel              (Principal Executive, Financial and
                           Accounting Officer)

/s/ Fred Heiden            Director                               March 15, 2004
--------------------------
Fred Heiden

/s/ Brad Holsworth         Director                               March 15, 2004
--------------------------
Brad Holsworth

/s/ Richard Raleigh        Director                               March 15, 2004
--------------------------
Richard Raleigh

/s/ Jon Schulberg          Director                               March 15, 2004
--------------------------
Jon Schulberg

                                  Exhibit Index
                                  -------------

Exhibit No.               Description
-----------               -----------
 5                Opinion of Blank Rome LLP

23.1              Consent of BDO Seidman LLP

23.2              Consent of Blank Rome LLP
                  (included in Exhibit 5)

24.1              Powers of Attorney
                  (included on signature page)